Exhibit 4.13
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THIS PROMISSORY NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF BORROWER (AS HEREIN DEFINED) IN THE MANNER SET FORTH IN THE SENIOR SUBORDINATION AGREEMENT (AS HEREIN DEFINED) AND ALL RIGHTS, REMEDIES AND OBLIGATIONS UNDER THIS PROMISSORY NOTE AND THE OTHER BRIDGE LOAN DOCUMENTS (AS HEREIN DEFINED) ARE SUBJECT TO THE TERMS OF THE SENIOR SUBORDINATION AGREEMENT.
10% SECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE
No. R-1

$3,000,000.00	April 30, 2009
     NATIONSHEALTH, INC., a Delaware corporation (the “Company”), UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH, a Delaware limited liability company (“USPG”), NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company (“Holdings”), DIABETES CARE & EDUCATION, INC., a South Carolina corporation (“Diabetes”), and NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS, L.L.C., a Florida limited liability company (“National” and together with the Company, USPG, Holdings and Diabetes, “Borrower”), for value received, promises to pay to COMVEST NATIONSHEALTH HOLDINGS, LLC, a Delaware limited liability company (“Holder”), the principal sum of Three Million Dollars ($3,000,000), together with interest as provided herein, which shall be due and payable upon the terms and conditions contained in this 10% Secured Convertible Subordinated Promissory Note (this “Note”). This Note is being issued in connection with (a) the Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) by and among the Company, Holder and NationsHealth Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Holder (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), and (b) the Bridge Loan and Security Agreement between Holder and Borrower of even date herewith (the “Bridge Loan Agreement”). Capitalized terms not otherwise defined in this Note shall have the meaning set forth in the Merger Agreement and the Bridge Loan Agreement, as applicable.

     1. Interest Rate.
          (a) Subject to paragraph (b) below, the outstanding principal balance of this Note shall bear interest at a rate equal to ten percent (10%) per annum, simple interest.
          (b) In the event that the Merger Agreement is terminated other than pursuant to Section 7.1(c)(i) or Section 7.1(d)(i) of the Merger Agreement, on the last day of each ninety (90) day period from the date of such termination, the interest rate set forth in Section 1(a) shall be increased by two percent (2%), per annum, but in no event shall the interest rate exceed eighteen percent (18%) per annum, simple interest.
          (c) The interest on the Bridge Loan shall be calculated on the basis of the actual number of days elapsed and a year of 365 days.
     2. Payment Terms. Subject to Sections 4, 5 and 6, the Note shall be paid as follows:
          (a) Commencing on the first day of the first calendar month following the Closing Date (as defined in the Bridge Loan Agreement) and continuing until such time as the principal amount hereunder, together with all accrued interest, premiums and penalties, if any, have been paid to Holder, interest on the outstanding principal balance of the Bridge Loan shall be paid monthly in arrears on the first day of each calendar month. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.
          (b) Subject to paragraphs (c) and (d) below, the outstanding principal balance of this Note, together with the balance of any unpaid and accrued interest, shall be due and payable on the earlier to occur of (i) the date that is six (6) months from the date hereof (the “Maturity Date”) or (ii) in the event that the Merger Agreement is terminated pursuant to Section 7.1(d)(iii) thereof, the date of such termination.

          (c) In the event that the Merger Agreement is terminated pursuant to Section 7.1(a), Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(b)(iv), Section 7.1(c)(i) (and such breach triggering such termination shall not have been willful), Section 7.1(c)(iii) (and such breach triggering such termination shall not have been willful), Section 7.1(c)(iv), Section 7.1(d)(i) (and such breach triggering such termination shall not have been willful) or Section 7.1(d)(ii) thereof (and such breach triggering such termination shall not have been willful), the outstanding obligations under this Note shall be paid on or before the Maturity Date in accordance with the terms hereof. During the thirty (30) day period after the Maturity Date and in the event all of the outstanding obligations owed by Borrower to Holder under this Note and any of the other Bridge Loan Documents have not been paid in full (the “Thirty Day Post-Maturity Period”), Borrower and/or any of MHR Capital Partners Master Account, LP, MHR Capital Partners (100) LP, OTQ, LLC, and Mark H. Rachesky M.D., or their respective affiliates, successors and transferees (collectively, “MHR”) (pursuant to an agreement between Borrower and MHR) shall have the right to pay or purchase all, but not less than all, of such obligations in accordance with the terms and conditions of this Note and the other Bridge Loan Documents. In the event that all of the outstanding obligations owed by Borrower to Holder under this Note and the other Bridge Loan Documents have not been paid or purchased in full before the expiration of the Thirty Day Post-Maturity Period, then, for the one hundred eighty (180) day period thereafter (the “Holder’s Post-Maturity Election Period”), Holder shall have the option, in its sole and absolute discretion, to either (i) consummate the Senior Indebtedness Purchase (as defined in the Merger Agreement) or (ii) convert the outstanding obligations under this Note (the “Voluntary Conversion Amount”) into shares of the Company’s Series A-1 Convertible Preferred Stock, par value $.01 per share, with the rights, preferences and privileges set forth in the Certificate of Designation attached as Exhibit C of the Bridge Loan Agreement (the “Series A-1 Preferred Stock”) at a conversion price equal to $0.05 per share (the “Voluntary Conversion Price”), which conversion price shall be subject to the full anti-dilution rights of the Series A-1 Preferred Stock set forth in Section 4(h) of the Certificate of Designation attached as Exhibit C to the Bridge Loan Agreement, such that the conversion ratio of such Series A-1 Preferred Stock will adjust so that the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issued upon conversion of such Series A-1 Preferred Stock will be equal to 60.2% of the Fully Diluted Common Stock on the Date of Conversion (the “Voluntary Bridge Loan Conversion”); provided, however, that in the event the Merger Agreement is terminated pursuant to Section 7.1(c)(iv), or Section 7.1(d)(i) (and such breach triggering such termination shall not have been willful), or Section 7.1(d)(ii) thereof (and such breach triggering such termination shall not have been willful), Holder’s option and ability to exercise the Voluntary Bridge Loan Conversion shall be immediately terminated pursuant to the Preferred Stock Investment Documents. The term “Fully Diluted Common Stock on the Date of Conversion” shall mean the number of issued and outstanding shares of Common Stock on the date of the Voluntary Bridge Loan Conversion, plus the number of shares of Common Stock issuable upon conversion of all shares of preferred stock of the Company that are outstanding on the date of the Voluntary Bridge Loan Conversion, plus the number of shares of Common Stock that can be purchased upon exercise of stock options that are outstanding on the date of the Voluntary Bridge Loan Conversion, plus the number of shares of Common Stock that can be purchased upon exercise of all warrants that are outstanding on the date of the Voluntary Bridge Loan Conversion (including the MHR Warrants, as defined in the Merger Agreement), but excluding all shares of Common Stock that may be issued upon conversion of any debt or promissory notes of the Company that is or are outstanding on the date of the Voluntary Bridge Loan Conversion. For clarification purposes only, Holder shall have the right to elect only one of the Senior Indebtedness Purchase or the Voluntary Bridge Loan Conversion, but in no event both the Senior Indebtedness Purchase and the Voluntary Bridge Loan Conversion. In the event that Holder does not consummate the Senior Indebtedness Purchase or exercise the Voluntary Bridge Loan Conversion during the Holder’s Post-Maturity Election Period, all of Holder’s rights with respect to the Senior Indebtedness Purchase and the Voluntary Bridge Loan Conversion shall immediately terminate and Holder shall have the right to exercise any and all of its rights and remedies under this Note and the other Bridge Loan Documents (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Holder, and/or MHR, as the case may be). In the event Holder (i) breaches Section 5.16(a) or Section 5.16(b) of the Merger Agreement, or (ii) consummates a Bridge Loan Indebtedness Transfer (as defined below) (other than to MHR) following the Thirty Day Post-Maturity Period, the right to exercise the Voluntary Bridge Loan Conversion shall be immediately terminated pursuant to the Preferred Stock Investment Documents. Holder shall have the right to enforce, if applicable, any agreements, documents or instruments between the Company and the Senior Lender that were acquired in connection with the Senior Lender Indebtedness Purchase at any time (subject to terms and conditions set forth in the Merger Agreement and/or any agreements, documents or instrument between the Senior Lender, Holder, and/or MHR, as the case may be).

          (d) In the event that the Merger Agreement is terminated pursuant to (i) Section 7.1(c)(i) or Section 7.1(c)(iii) thereof, and the Company’s breach triggering such termination shall have been willful or (ii) Section 7.1(b)(iii), or Section 7.1(c)(ii) thereof, the outstanding obligations under this Note shall be paid on or before the Maturity Date in accordance with the terms hereof. During the thirty (30) day period after such termination and in the event all of the outstanding obligations owed by Borrower to Holder under this Note and any of the other Bridge Loan Documents have not been paid in full (the “Thirty Day Post-Termination Period”), Borrower and/or MHR (pursuant to an agreement between Borrower and MHR) shall have the right to pay or purchase all, but not less than all, of such obligations in accordance with the terms and conditions of this Note and the other Bridge Loan Documents. In the event that all of the outstanding obligations owed by Borrower to Holder under this Note and the other Bridge Loan Documents have not been paid or purchased in full prior to expiration of the Thirty Day Post-Termination Period, then, for the one hundred eighty (180) day period thereafter (the “Holder’s Post-Termination Election Period”), Holder shall have the option, in its sole and absolute discretion, to either (i) consummate the Senior Indebtedness Purchase or (ii) exercise the Voluntary Bridge Loan Conversion. For clarification purposes only, Holder shall have the right to elect only one of the Senior Indebtedness Purchase or the Voluntary Bridge Loan Conversion, but in no event both the Senior Indebtedness Purchase and the Voluntary Bridge Loan Conversion. In the event that Holder does not consummate the Senior Indebtedness Purchase or exercise the Voluntary Bridge Loan Conversion during the Holder’s Post-Termination Election Period, all of Holder’s rights with respect to the Senior Indebtedness Purchase and the Voluntary Bridge Loan Conversion shall immediately terminate and Holder shall have the right to exercise any and all of its rights and remedies under this Note and the other Bridge Loan Documents (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Holder, and/or MHR, as the case may be). In the event Holder (i) breaches Section 5.16(a) or Section 5.16(b) of the Merger Agreement, or (ii) consummates a Bridge Loan Indebtedness Transfer (other than to MHR) following the Thirty Day Post-Termination Period, the right to exercise the Voluntary Bridge Loan Conversion shall be immediately terminated pursuant to the Preferred Stock Investment Documents. Holder shall have the right to enforce, if applicable, any agreements, documents or instruments between the Company and the Senior Lender that were acquired in connection with the Senior Lender Indebtedness Purchase at any time (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between the Senior Lender, Holder, and/or MHR, as the case may be).
          (e) In the event that the Merger Agreement is terminated other than pursuant to Section 7.1(d)(iii) thereof and there is a dispute or any action, suit or proceeding between the Company, on the one hand, and Holder, Merger Sub and/or Guarantor, on the other hand (a “Company Parent Dispute”), Holder’s option and ability to convert any outstanding obligations under this Note into shares of the Series A Preferred Stock shall be suspended until, and the payment of any outstanding obligations under this Note shall be extended by, thirty (30) days after such Company Parent Dispute has been settled or resolved pursuant to a settlement agreement or determined by a final non-appealable order from a court of competent jurisdiction; provided, however, that no such extension shall extend beyond the Maturity Date.

          (f) Any voluntary conversion of this Note pursuant to this Section 2 shall be completed in accordance with the terms of Section 6(b).
          (g) All payments to be made under this Section 2 shall be made (i) in lawful money of the United States of America and (ii) by wire transfer of immediately available funds to an account designated by Holder or by mail to the principal office of Holder located at One North Clematis, Suite 300, West Palm Beach, Florida 33401, or at such other place in the United States as Holder shall designate to Borrower in writing.
          (h) Notwithstanding anything to the contrary in this Note, the Bridge Loan Agreement, or the other Bridge Loan Documents, except for payment of the obligations owed by Borrower to Holder under this Note upon termination of the Merger Agreement pursuant to Section 7.1(d)(iii) thereof, (i) prior to the Maturity Date, no portion of the obligations owed by Borrower to Holder under this Note may be paid at any time, except for interest payments in accordance with Section 2(a) above, without the written consent of Holder, which consent may be withheld in Holder’s sole and absolute discretion, (ii) on or after the Maturity Date and prior to the end of the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as applicable, no portion of the obligations owed by Borrower to Holder under this Note may be paid at any time, except for interest payments in accordance with Section 2(a) above, unless such payment is equal to the full amount of all the outstanding obligations owed by Borrower to Holder under this Note and any of the other Bridge Loan Documents (including, without limitation, the entire principal balance plus all accrued and unpaid interest due under this Note), and (iii) at any time after the end of the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as applicable, no portion of the obligations owed by Borrower to Holder under this Note may be paid at any time, except for interest payments in accordance with Section 2(a) above, (A) without the written consent of Holder, which consent may be withheld in Holder’s sole and absolute discretion and (B) unless such payment is equal to the full amount of all the outstanding obligations owed by Borrower to Holder under this Note and any of the other Bridge Loan Documents (including, without limitation, the entire principal balance plus all accrued and unpaid interest due under this Note).
     3. Security. The amounts due under this Note are secured by the Bridge Loan Agreement.

     4. Forgiveness of Principal. In the event that the Merger Agreement is terminated pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii) thereof, and Holder’s or Merger Sub’s breach triggering such termination shall have been willful, any and all outstanding obligations under this Note, the Bridge Loan Agreement and the other Bridge Loan Documents owed by Borrower shall immediately be forgiven, and any lien or security interest granted by Borrower to Holder shall be deemed released (without any further action of Holder), and Borrower shall have no further obligations under this Note, the Bridge Loan Agreement and the other Bridge Loan Documents; provided however that in the event of a Company Parent Dispute, no such forgiveness of the Obligations under the Note and the other Bridge Loan Documents, and no lien or security interest granted by Borrower to Holder shall be released, until such Company Parent Dispute has been settled or resolved pursuant to a settlement agreement among the parties thereto or determined by a final non-appealable order from a court of competent jurisdiction. Promptly after the date of such termination (or receipt of such final non-appealable order or the final settlement or resolution of a Company Parent Dispute, if any), Holder shall return the original of the Note to Borrower marked with a cancellation legend, and, at the cost of Holder, Holder shall provide all documents and termination statements necessary or desirable to evidence the release of all liens and security interests granted to Holder under the Bridge Loan Documents.
     5. Subordination; Rank. This Note shall be subordinate in right of payment to all of the Indebtedness owed to the Senior Lender upon the terms and conditions set forth in the Senior Subordination Agreement. All payments due under this Note shall be senior to the Indebtedness of Borrower owed to MHR upon the terms and conditions set forth in the Bridge Loan Subordination Agreement.
     6. Conversion of Note.
          (a) Mandatory Conversion; Mechanics of Mandatory Conversion. If the Merger is consummated, at the Effective Time (as defined in the Merger Agreement), the then-outstanding principal amount under this Note (the “Mandatory Conversion Amount”) shall automatically be converted into the Company’s Series A Convertible Preferred Stock, par value $.01 per share, with the rights, preferences and privileges set forth in the Company’s Third Amended and Restated Certificate of Incorporation, as filed and in effect immediately prior to the Effective Time (the “Series A Preferred Stock”), at a price equal to $0.12 per share (the “Mandatory Conversion Price”). Holder shall promptly return the original of this Note to Borrower for cancellation in exchange for a stock certificate representing the number of shares of Series A Preferred Stock determined by dividing the Mandatory Conversion Amount by the Mandatory Conversion Price. Such conversion shall be deemed to have been made at the Effective Time, and Holder shall be treated for all purposes as the record holder of such shares as of such date. Borrower shall pay to Holder, in immediately available funds, all unpaid and accrued interest under this Note as of the Effective Time, and at such time any lien or security interest granted by Borrower shall be deemed released (without any further action of Holder), and, at the cost of Holder, Holder shall provide all documents and termination statements necessary or desirable to evidence the release of all liens and security interests granted to Holder under the Bridge Loan Documents.
          (b) Mechanics of Voluntary Conversion. If Holder desires to exercise its right to voluntarily convert the outstanding obligations under this Note in accordance with the terms of Section 2, Holder shall promptly return the original of this Note to Borrower for cancellation in exchange for a stock certificate representing the number of shares of Series A Preferred Stock determined by dividing the Voluntary Conversion Amount by the Voluntary Conversion Price. In connection with any voluntary conversion, Holder shall: (i) deliver to Borrower written notice of its desire to convert the Voluntary Conversion Amount into Series A Preferred Stock (a “Conversion Notice”), specifying the Voluntary Conversion Amount, the Voluntary Conversion Price, and the amount of Series A Preferred Stock resulting from such voluntary conversion, (ii) surrender this Note to Borrower at its principal executive office, and (iii) release any lien or security interest granted by the Company or any of its Affiliates, and, at the cost of Holder, Holder shall provide all documents and terminations statements necessary or desirable to evidence the release of all liens and security interests granted to Holder under the Bridge Loan Documents. On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice, together with any necessary documents and terminations of statements pursuant to clause (iii) above, Borrower shall issue and deliver, or cause its transfer agent to issue and deliver, to the address as specified in the Conversion Notice, a certificate, registered in the name of Holder or its designee, for the number of shares of Series A Preferred Stock to which Holder shall be entitled to receive under this Section 6(b). Such conversion shall be deemed to have been made on the date the applicable Conversion Notice and the original of this Note are received by Borrower, and Holder shall be treated for all purposes as the record holder of such shares as of such date.

          (c) Reservation of Shares Upon Conversion. Borrower shall reserve and shall at all times have reserved out of its authorized but unissued shares a sufficient number of shares to permit the conversion of the amounts under this Note. All shares that may be issued upon conversion of this Note, shall be validly issued, fully paid and nonassessable.
          (d) Issuance of Fractional Shares. Borrower shall not issue any fraction of a share of capital stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of capital stock, Borrower shall round such fraction of a share of capital stock up to the nearest whole share.
     7. Charges, Taxes and Expenses. Issuance of this Note shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Note, all of which taxes and expenses shall be paid by Borrower, and this Note shall be issued in the name of Holder.
     8. Default. Upon the occurrence and continuance of an Event of Default (as defined in the Bridge Loan Agreement), all unpaid principal, accrued interest and other amounts owing under this Note shall, at the option of, and only upon written notice provided to Borrower by Holder, be immediately due, payable and collectible by Holder pursuant to applicable law without presentment, demand, protest, notice of any kind or notice of dishonor, all of which are hereby expressly waived. If an Event of Default occurs and is continuing, Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due on this Note or to enforce the performance of any provision of this Note. A delay or omission by Holder in exercising any right or remedy accruing upon an Event of Default that is continuing shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     9. Registered Note. This Note is a registered Note and, as provided in the Bridge Loan Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary. In accordance with the Bridge Loan Agreement, upon receipt by Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and of indemnity or security reasonably satisfactory to it, upon surrender and cancellation thereof, the Borrower at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note.

     10. Miscellaneous.
          (a) Governing Law. This Note shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, excluding its conflicts of law principles.
          (b) Assignment. Neither Holder nor any of its Affiliates shall sell, transfer, assign or allow any participation in any of the outstanding obligations owed by the Company to Holder pursuant to this Note to any Person (the “Bridge Loan Indebtedness Transfer”) before the expiration of the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, (other than to Borrower and/or MHR (pursuant to an agreement between Borrower and MHR) or any of Holder’s Affiliates). Following the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, Holder may consummate a Bridge Loan Indebtedness Transfer without restriction subject to the terms and conditions of this Note. In addition, concurrently with the Company’s acceptance of a Superior Proposal (as defined in the Merger Agreement), at the request of the Company, Holder shall assign all of its rights, interests and obligations under this Note to the party providing the Superior Proposal or its designee (as directed by the Company) in consideration for the payment of all amounts required to be paid to Holder under the Merger Agreement in connection with the Company’s acceptance of a Superior Proposal. Notwithstanding anything to the contrary in this Note, the Bridge Loan Agreement or the other Bridge Loan Documents, (i) Holder may sell and/or assign a portion of its rights and interests in and to, as well as any obligations associated with, this Note, the Bridge Loan Agreement, and the other Bridge Loan Documents to Mark Lama; provided that the aggregate principal amount of the rights and interests sold or assigned shall not exceed $200,000 and (ii) Holder may repurchase from Mark Lama all or any portion of his rights and interests in and to, as well as any obligations associated with, this Note, the Bridge Loan Agreement, or the other Bridge Loan Documents, in accordance with the terms of that certain Agreement for Purchase of Rights Under Bridge Note, dated as of the date hereof, by and between Holder and Mark Lama.
          (c) Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimiled (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Holder, to:

ComVest Investment Partners III, L.P.
One North Clematis
Suite 300
West Palm Beach, Florida 33401
Attention: Cecilio Rodriguez
Facsimile: (561) 671-3225

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez
Facsimile: (813) 221-4217

If to Borrower, to:

NationsHealth, Inc.
13630 NW 8th Street
Suite 210
Sunrise, Florida 33325
Attention: Chief Executive Officer
Facsimile: (954) 903-5005

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
201 South Biscayne Boulevard
22nd Floor
Miami, Florida 33131
Phone: 305.358.3500
Fax: 305.347.6500
Attention: Ira J. Coleman, Esq.
               Frederic L. Levenson, Esq.
               Harris Siskind, Esq.

and

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Phone: 312.372.2000
Fax: 312.984.7700
Attention: Michael L. Boykins, Esq.

               or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.
          (d) Enforcement. Borrower shall pay all reasonable fees and expenses, including reasonable attorney’s fees, incurred by Holder in the enforcement in any of Borrower’s obligations hereunder not performed when due.
          (e) Interest Savings Clause. If any interest payment (or other payment which is deemed by law to be interest) due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the principal amount of this Note.
          (f) Amendment or Waiver. This Note may be amended or a provision thereof waived only in a writing signed by Borrower and Holder.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Borrower. has caused this 10% Secured Convertible Subordinated Promissory Note to be executed by its officer thereunto duly authorized.

BORROWER: NATIONSHEALTH, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

DIABETES CARE & EDUCATION, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

[Borrower Signature Page to Convertible Note]

COUNTERPART SIGNATURE PAGE
TO 10% SECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE

ACKNOWLEDGED AND AGREED TO: HOLDER: COMVEST NATIONSHEALTH HOLDINGS, LLC
By:	/s/ Jose Gordo
	Name:	Jose Gordo
	Title:	President

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